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                                 EXHIBIT 10.12

                               CAREDATA.COM, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I

                                   BACKGROUND

     1.1 ESTABLISHMENT OF THE PLAN. Caredata.com, Inc. (the "Corporation") hereby establishes a stock purchase plan, effective 1 July 1998, to be known as the "Caredata.com, Inc. 1998 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after 1 July 1998, are employees of the Corporation and its subsidiaries participating in the Plan.

     1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.


                                   ARTICLE II

                                   DEFINITIONS

     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

     2.1 ADMINISTRATOR. "Administrator" shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2 BOARD. "Board" shall mean the Board of Directors of the Corporation.

     2.3 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     2.4 COMMITTEE. "Committee" shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all



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provisions of the Plan, to adopt rules and regulations for administering the
Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

     2.5 COMMON STOCK. "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

     2.6 COMPENSATION. "Compensation" shall mean, for any Participant, for any period, the Participant's total compensation, as required to be reported in Form W-2, for the respective period, subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

     2.7 CORPORATION. "Corporation" shall mean Caredata.com, Inc., a Delaware corporation.

     2.8 DIRECT REGISTRATION SYSTEM. "Direct Registration System" shall mean a direct registration system approved by the Securities and Exchange Commission and by the National Association of Securities Dealers, Inc., or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

     2.9 EFFECTIVE DATE. "Effective Date" shall mean 1 July 1998.

     2.10 EMPLOYEE. "Employee" shall mean an employee of an Employer.

     2.11 EMPLOYER. "Employer" shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

     2.12 FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock, as of any applicable date, shall mean (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

     2.13 OFFERING DATE. "Offering Date" shall mean the first day of each Offering Period.

     2.14 OFFERING PERIOD. "Offering Period" shall mean the three-month periods beginning the first day of January, April, July and October, respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the first offering period shall be the three-month period from 1 October 1998 to 31 December 1998. No payroll deductions shall be taken until the effective date of a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

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     2.15 PARTICIPANT. "Participant" shall mean any Employee who has elected to participate in the Plan under Section 3.3 and who has an account balance under the Plan.

     2.16 PLAN. "Plan" shall mean this Caredata.com, Inc. 1998 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.17 PURCHASE DATE. "Purchase Date" shall mean the last day of each Offering Period.

     2.18 PURCHASE PRICE. "Purchase Price" shall mean the purchase price of Common Stock determined under Section 5.1.

     2.19 PURCHASE RIGHT. "Purchase Right" shall mean a right to purchase Common Stock under the Plan.

     2.20 REQUEST FORM. "Request Form" shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

     2.21 SUBSIDIARY. "Subsidiary" shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code
Section 424.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least twenty (20) hours each week and at least five (5) months each calendar year shall be eligible to participate in the Plan as of the later of:

     (A) the Offering Date immediately following the Employee's last date of hire by an Employer; or

     (B) the Effective Date.

Notwithstanding the foregoing, no Employee shall be granted a Purchase Right for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership


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of any Employee.

     3.2 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first one hundred eighty (180) days of such leave. Such individual's employment with the Employer shall be deemed to terminate at the close of business on the 180th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 180th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

     3.3 INITIAL PARTICIPATION. An Employee eligible to participate in the Plan under Section 3.1 may submit a Request Form to the Administrator for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Section 6.1. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.


                                   ARTICLE IV

                                 STOCK AVAILABLE

     4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of two hundred thousand (200,000) shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If a Purchase Right under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Purchase Right that are not purchased shall again be available for subsequent Purchase Right grants under the Plan. If the total number of shares of Common Stock for which Purchase Rights are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash credited to Participants' accounts shall be distributed to the Participants as soon as practicable.

     4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Purchase Rights or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Purchase Rights shall be made without change in the total price applicable to the unexercised portion of such Purchase Rights and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any


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adjustment be made that would cause any Purchase Right to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

     4.3 DISSOLUTION, LIQUIDATION, OR MERGER. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Purchase Right then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Purchase Right for each share as to which such Purchase Right shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one (1) share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with these transactions as the Board deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Purchase Right may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with
Section 8.2.


                                    ARTICLE V

                            PURCHASE RIGHT PROVISIONS

     5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of a Purchase Right shall be the lesser of:

     (A) Eighty-five (85%) percent of the Fair Market Value of a share of Common Stock on the Offering Date (or if such date is not a regular business day, then on the first business day following the Offering Date); or

     (B) Eighty-five (85%) percent of the Fair Market Value of a share of Common Stock on the Purchase Date (or if such date is not a regular business day, then on the first business day preceding the Purchase Date).

     5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted a Purchase Right which permits such Employee rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock for each calendar year in which a Purchase Right is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

     5.3 LIMITS FOR FIRST FOUR OFFERING PERIODS. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that a participant shall be eligible to purchase with respect to each of the first four
(4) Offering Periods under the Plan is 1,250 shares per Offering Period.



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                                   ARTICLE VI

                             PURCHASING COMMON STOCK

     6.1 PARTICIPANT'S ACCOUNT. The Administrator shall establish a book account in the name of each Participant. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

     During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of a Purchase Right shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of a Purchase Right shall be held by the Administrator as the nominee for the Participant. These shares shall be credited to the Participant's account. Certificates shall be held by the Administrator as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her account, and neither the Administrator nor the Corporation shall have any ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

     All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

     6.2 PAYROLL DEDUCTIONS; DIVIDENDS.

     (A) Payroll Deductions. By submitting a Request Form at any time during an Offering Period (or in the case of the first Offering Period, on or after 1 August 1998 for payroll deductions beginning on or after 1 October 1998) in accordance with rules adopted by the Committee, an Employee eligible to participate in the Plan under Section 3.1 may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period commencing at least thirty
(30) days after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of ten percent (10%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one (1%) percent of such Employee's Compensation payable each payroll period.

     (B) Dividends. Dividends paid on Common Stock which are credited to a Participant's account as of the dividend payment date shall be paid to the Participant as soon as practicable.

     6.3 DEDUCTION CHANGES AND DISCONTINUANCE. A Participant may increase, decrease

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or completely discontinue his or her payroll deductions by filing a new Request
Form with the Administrator. This increase, decrease or discontinuance shall be effective on the first pay period commencing at least thirty (30) days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions may not resume participation in the Plan until the following Offering Period.

     Any amount held in the Participant's account after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

     6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her account pursuant to Section 6.2. The cash standing to the credit of the Participant's account shall become subject to the provisions of Section 7.1.

     If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.2, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

     6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's account is withdrawn or distributed as provided in Article VII, his or her Purchase Right shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her account at that time will purchase at the Purchase Price. The cash balance, if any, remaining in the Participant's account at the end of an Offering Period shall be carried over to the next Offering Period, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2.

     If the cash credited to a Participant's account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. The excess cash may not be used to purchase shares of Common Stock under the Plan nor retained in the Participant's account for a future Offering Period.

     Each Participant shall receive a statement on at least an annual basis indicating the number of shares credited to his or her account under the Plan.

     6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Purchase Rights for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Purchase Right upon any securities exchange or under any federal or state law, or the


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obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                                   ARTICLE VII

                           WITHDRAWALS; DISTRIBUTIONS

     7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's account shall be:

     (A) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least thirty (30) days before the next Purchase Date; or

     (B) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of a Purchase Right shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, (i) a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her account at any time, upon thirty (30) days' written notice to the Administrator, and (ii) each Participant shall be permitted only one withdrawal under this Section each calendar quarter. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her account, the Administrator will distribute the oldest securities held in the Participant's Account first, using a first in-first out methodology.

     7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     7.4 DEATH. In the event a Participant dies, the cash balance in his or her account shall be distributed to the Participant's beneficiary, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's account shall be distributed to the beneficiary as soon as practicable, unless the Corporation then


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participates in a Direct Registration System, in which case, the beneficiary shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

     In the event of the Participant's death, the Participant's beneficiary shall be the person or entity identified on the Participant's employee data record maintained by the Corporation or on such other form as determined by the Administrator. This designation of beneficiary may be changed by the Participant in accordance with procedures established by the Administrator.

     7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of a Purchase Right shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form,
(a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), or (c) in a manner giving effect to the status of such shares as community property. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.


                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

     8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

     (A) affect any right or obligation with respect to any grant previously made, unless required by law, or

     (B) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Corporation's Common Stock is listed:

          (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.2, or change the definition of Employer as set forth in Section 2.11,

          (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3), or

          (3) materially increase the benefits to Participants under the Plan.

     8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and

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absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

     Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 STOCKHOLDER APPROVAL. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than twelve (12) months after adoption of the Plan by the Board of Directors of the Corporation, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, all payroll deductions to the Plan shall cease, the cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them, and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

     9.2 EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Purchase Rights thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.3 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

     9.4 RIGHTS NOT TRANSFERABLE. Rights and Purchase Rights granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

     9.5 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

     9.6 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

     9.7 STOCKHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on 11 March 1997 to be effective as of 1 July 1998, provided that

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no Offering Period may begin until a Registration Statement under the Securities
Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within twelve (12) months of approval by the Board of Directors.


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